EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned, in his/her capacity as a director of FOUNDATION CAPITAL RESOURCES, INC. (the "Company") does hereby appoint A.J. BRASWELL or BOBBY D. RAY, and both of them severally, with full power of substitution, as the undersigned's attorney or attorneys to execute in the undersigned's name, place, and stead, a Registration Statement on Form S-11 to register the issuance of up to $55,000,000 of the Company's Series A, B, C and D Certificates of Indebtedness, and any and all pre-effective and post-effective amendments thereto, and to file it or them with the Securities and Exchange Commission.

In WITNESS WHEREOF, each member of the Board of Directors has executed this power of attorney on September 19, 2003

DIRECTORS:

/s/ A. J. Braswell
A. J. Braswell

/s/ Kenneth C. Bray
Kenneth C. Bray

/s/ Clay Corvin
Clay Corvin

/s/ Susan S. Eames
Susan S. Eames

/s/ Dr. K. Milton Higgins
Dr. K. Milton Higgins

/s/ David Parker
David Parker

/s/ James LeRoy Roberts
James LeRoy Roberts

/s/ Wayne Shirley
Wayne Shirley